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Exhibit 10.10

SIXTH AMENDMENT TO THIRD AMENDED AND RESTATED
CREDIT AGREEMENT

        This SIXTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is made as of May 12, 2010, by and among ANTERO RESOURCES CORPORATION, a Delaware corporation ("Antero"), ANTERO RESOURCES MIDSTREAM CORPORATION, a Delaware corporation ("Antero Midstream"), ANTERO RESOURCES PICEANCE CORPORATION, a Delaware corporation ("Antero Piceance"), ANTERO RESOURCES PIPELINE CORPORATION, a Delaware corporation ("Antero Pipeline"), and ANTERO RESOURCES APPALACHIAN CORPORATION, a Delaware corporation ("Antero Appalachian" and, together with Antero, Antero Midstream, Antero Piceance and Antero Pipeline, each, a "Borrower" and collectively, the "Borrowers"), CERTAIN SUBSIDIARIES OF BORROWERS, as Guarantors, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"). Unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).

WITNESSETH:

        WHEREAS, the Borrowers, the Guarantors, the Administrative Agent and the Lenders have entered into that certain Third Amended and Restated Credit Agreement, dated as of January 14, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

        WHEREAS, the Administrative Agent, the Lenders, the Borrowers and the Guarantors have agreed to amend the Credit Agreement (a) to increase the Aggregate Commitment and Borrowing Base and (b) for certain other purposes as provided herein, in each case, subject to the terms and conditions set forth herein.

        NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrowers, the Guarantors, the Administrative Agent and the Lenders hereby agree as follows:

        SECTION 1.    Amendments to Credit Agreement.    Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 4 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.

        1.1    Amended Definitions.    The following definitions in Section 1.01 of the Credit Agreement shall be and they hereby are amended and restated in their respective entireties to read as follows:

          "Consolidated EBITDAX" means, with respect to any Borrower for any period, the sum of (without duplication) (a) EBITDAX for such Borrower and its Restricted Subsidiaries (other than Centrahoma) on a Consolidated basis for such period plus (b) (other than for any fiscal quarter during which the Antero Midstream Sale Closing Date occurs and for any fiscal quarter thereafter) the product of (i) a percent equal to the applicable Borrower's direct or indirect percentage ownership of the common Equity Interests of Centrahoma as of the last day of such period multiplied by (ii) the EBITDAX of Centrahoma for such period.

          "Net Cash Proceeds" means, (a) with respect to any sale, transfer, assignment or other disposition of any Borrowing Base Properties (including any sale, transfer, assignment or other disposition of Equity Interests of a Borrower or a Restricted Subsidiary) by Holdings or any Credit Party, the cash proceeds received in connection with such sale net of (i) all federal, state and local taxes required to be paid or accrued as a liability under GAAP or required to be paid pursuant to the terms of the Limited Liability Company Agreement of Holdings dated November 3, 2009 in connection with such sale, transfer, assignment or disposition, (ii) the deduction of appropriate amounts to be provided as a reserve, in accordance with GAAP, for liabilities associated with such sale, transfer, assignment or disposition and retained by the seller thereof, (iii) any amounts held in escrow pending determination of purchase price adjustment (such amounts to be become Net Cash Proceeds at the time such amounts are released to a Borrower or Restricted Subsidiary) and (iv) brokerage fees, professional commissions and other costs and expenses associated therewith, including all legal, title and recording fees and expenses and (b) with respect to any issuance of Senior Notes, the cash proceeds from such issuance of Senior Notes net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

        1.2    Additional Definitions.    The following definitions shall be and they hereby are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

          "Antero Midstream Sale" has the meaning assigned to such term in Section 7.16.

          "Antero Midstream Sale Closing Date" means the date the Antero Midstream Sale is consummated.

          "Sixth Amendment Effective Date" means May 12, 2010.

        1.3    Scheduled Redeterminations of the Borrowing Base; Procedures and Standards.    The first sentence of Section 3.03 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

          Based in part on the Reserve Reports made available to the Administrative Agent and the Lenders pursuant to Section 3.02 and, in the event the Antero Midstream Sale Closing Date does not occur prior to the next Scheduled Redetermination to occur on or about October 15, 2010, the Midstream Reports delivered to the Administrative Agent and each Lender pursuant to Section 6.01(l), the Lenders shall redetermine the Borrowing Base on or prior to the next Redetermination Date (or such date promptly thereafter as reasonably possible based on the engineering and other information available to the Lenders).

        1.4    Special Redeterminations.    Section 3.04 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

          Section 3.04.    Special Redeterminations.    In addition to Scheduled Redeterminations and Special Redeterminations pursuant to Section 7.03(d), (a) the Borrowers may request a Special Redetermination of the Borrowing Base (i) once in any calendar year ending on or before December 31, 2009 and (ii) twice in any calendar year thereafter and (b) the Required Lenders may request a Special Redetermination (i) in connection with any incurrence of, or any increase in, Permitted Subordinated Debt, (ii) in connection with the incurrence of Indebtedness described in Section 7.01(g) on or after the Effective Date, and (iii) once in any calendar year for any other reason. Any request by Borrowers pursuant to this Section 3.04 shall be submitted to the Administrative Agent and each Lender and at the time of such request (or within fifteen (15) days thereafter in the case of the Reserve Report and the Midstream Report) Borrowers shall (1) deliver to the Administrative Agent and each Lender a Reserve Report and, in the event the Antero Midstream Sale Closing Date does not occur prior to the next Scheduled Redetermination to occur on or about October 15, 2010, Midstream Report prepared as of a date prior to the date of such request that is reasonably acceptable to the Administrative Agent and such other information which the Administrative Agent shall reasonably request, and (2) notify the Administrative Agent and each Lender of the Borrowing Base requested by Borrowers in connection with such Special Redetermination. Any request by Required Lenders pursuant to this Section 3.04 shall be submitted to the Administrative Agent and the Borrowers. Any Special

  Redetermination shall be made by the Administrative Agent and Lenders in accordance with the procedures and standards set forth in Section 3.03; provided that no Reserve Report or Midstream Report is required to be delivered to the Administrative Agent or the Lenders in connection with any Special Redetermination requested by the Required Lenders pursuant to this Section 3.04.

        1.5    Financial Statements; Other Information.    Clause (k) of Section 6.01 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

          (k)   at any time prior to the Antero Midstream Sale Closing Date, promptly upon delivery thereof to Centrahoma or any Credit Party or Restricted Subsidiary, a copy of any Present Value—Cash Flow report (a "Centrahoma Report"), if available, prepared with respect to the natural gas and natural gas liquids produced or derived from a Centrahoma Partner's Oil and Gas Interests that are being transported through or processed by Centrahoma;

        1.6    Financial Statements; Other Information.    Clause (l) of Section 6.01 of the Credit Agreement shall be and it hereby is amended and restated to read as follows:

          (l)    as soon as available, and in any event no later than April 1 and October 1 of each year prior to the Antero Midstream Sale Closing Date, and promptly following notice of a Special Redetermination under Section 3.04, a Midstream Report concerning all Midstream Assets attributed to the Credit Parties and Centrahoma, prepared by employees of the Credit Parties (or no more frequently than once in any calendar year at the request of Required Lenders, by a third party firm of independent petroleum engineers selected by the Borrower Representative and reasonably acceptable to the Administrative Agent and the Required Lenders and in a form reasonably acceptable to the Borrower Representative, the Administrative Agent and the Required Lenders), in each case prepared as of the last day of the preceding calendar month, together with an accompanying report on property sales, property purchase and changes in categories, in the same form and scope as the reports in paragraph (f) above;

        1.7    Limitations on Indebtedness.    Clause (f) of Section 7.01 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

          (f)    Guarantees by any Credit Party or any Restricted Subsidiary of (i) at any time prior to the Antero Midstream Sale Closing Date, the Centrahoma Indebtedness and (ii) the Indebtedness permitted under paragraph (j) of this Section 7.01;

        1.8    Limitations on Investments.    Clause (c) of Section 7.07 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

          (c)   make any acquisitions of or capital contributions to or other Investments in any Person, other than (i) Permitted Investments, (ii) investments in the Equity Interests of any Restricted Subsidiary, and (iii) investments received as consideration for the Antero Midstream Sale.

        1.9    Sale of Antero Midstream.    Article VII of the Credit Agreement shall be and it hereby is amended by adding a new Section 7.16 to the end thereof to read as follows:

          Section 7.16.    Sale of Antero Midstream.    Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Holdings may sell, transfer or otherwise dispose of all, but not less than all, of the Equity Interests of Antero Midstream (the "Antero Midstream Sale"); provided, that (a) at the time of and immediately after giving effect to the Antero Midstream Sale, no Default shall have occurred and be continuing, (b) the Antero Midstream Sale is consummated on or prior to October 31, 2010, (c) the consideration received by Holdings in respect of the Antero Midstream Sale is at least fair market value (as reasonably determined by the Board of Directors of Holdings, and if requested by the Administrative Agent or the Required Lenders, the Borrower Representative shall deliver a certificate certifying to that effect), (d) promptly and in any event within one (1) Business Day after receipt thereof, Holdings contributes the Net Cash Proceeds received in respect of the Antero Midstream Sale to one or more of the Borrowers, (e) at least seventy-five percent (75%) of the consideration received from the Antero Midstream Sale shall be in the form of cash or cash equivalents, and (f) if a Borrowing Base Deficiency exists on the Antero Midstream Sale Closing Date, the Borrowers shall prepay the Loans with the Net Cash Proceeds received in respect of the Antero Midstream Sale on the Business Day on which it receives such Net Cash Proceeds from Holdings to the extent necessary to eliminate such Borrowing Base Deficiency.

        1.10    Administrative Agent.    Article X of the Credit Agreement shall be and it hereby is amended by adding a new paragraph to the end thereof to read as follows:

          Each Lender and the Issuing Bank hereby authorize the Administrative Agent to release any Collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents. Each Lender and the Issuing Bank hereby authorize the Administrative Agent to execute and deliver to the Borrower, at the Borrower's sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any sale or other disposition of Collateral to the extent such sale or other disposition is permitted by the terms of Section 7.05, Section 7.16 or is otherwise authorized by the terms of the Loan Documents. For the avoidance of doubt and without limiting the generality of the foregoing, upon the consummation of the Antero Midstream Sale in accordance with the terms of this Agreement, each Lender and the Issuing Bank hereby authorizes the Administrative Agent to (a) release Antero Midstream from its obligations (i) as a Borrower and Guarantor under this Agreement and the other Loan Documents and (ii) as a Grantor under any Security Document, (b) release Centrahoma from its obligations as a Restricted Subsidiary under this Agreement and the other Loan Documents, (c) terminate the Midstream Pledge Agreement, and (d) terminate and release all of the Liens and security interests granted by Antero Midstream under the Security Documents securing repayment of the Obligations and Guaranteed Liabilities under the Loan Documents.

        1.11    Amendment to Schedule 1.01.    Schedule 1.01 to the Credit Agreement shall be and it hereby is amended in its entirety and replaced with Schedule 1.01 attached hereto.

        SECTION 2.    Redetermined Borrowing Base.    This Amendment shall constitute notice of the Redetermination of the Borrowing Base pursuant to Section 3.05 of the Credit Agreement, and the Administrative Agent, the Lenders, the Borrowers and the Guarantors hereby acknowledge that effective as of the Sixth Amendment Effective Date, the Borrowing Base is $400,000,000, and such redetermined Borrowing Base shall remain in effect until the earlier of (i) the next Redetermination of the Borrowing Base and (ii) the date such Borrowing Base is otherwise reduced pursuant to the terms of this Agreement. For the avoidance of doubt, the parties hereto hereby acknowledge and agree that (i) such redetermined Borrowing Base was established by the Administrative Agent and the Lenders without giving effect to any Midstream Assets included in the Midstream Report most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(l) and (ii) the consummation of the Antero Midstream Sale shall not result in any adjustment to the Borrowing Base under the asset sale provisions of Section 7.05 of the Credit Agreement.

        SECTION 3.    Increase of Commitments.    One or more of the Lenders has agreed to increase its respective Commitment under the Credit Agreement to the amount set forth opposite its name on Schedule 1.01 to this Amendment. On the Sixth Amendment Effective Date and after giving effect to the increase in the Borrowing Base, the Commitment and Applicable Percentage of each Lender shall be as set forth on Schedule 1.01 to this Amendment. Each Lender hereby consents to the Applicable Percentages and Commitments set forth on Schedule 1.01 to this Amendment.

        SECTION 4.    Conditions.    The amendments to the Credit Agreement contained in Section 1 of this Amendment, the redetermination of the Borrowing Base contained in Section 2 of this Amendment, and the increase of the Commitments contained in Section 3 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 4.

        4.1    Execution and Delivery.    Each Credit Party, the Lenders, and the Administrative Agent shall have executed and delivered this Amendment.

        4.2    No Default.    No Default shall have occurred and be continuing or shall result from the effectiveness of this Amendment.

        4.3    Other Documents.    The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request prior to the date hereof, and all such documents shall be in form and substance satisfactory to the Administrative Agent.

        SECTION 5.    Representations and Warranties of Credit Parties.    To induce the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders as follows:

        5.1    Reaffirmation of Representations and Warranties/Further Assurances.    After giving effect to the amendments herein, each representation and warranty of such Credit Party contained in the Credit Agreement and in each of the other Loan Documents is true and correct in all material respects as of the date hereof (except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date).

        5.2    Corporate Authority; No Conflicts.    The execution, delivery and performance by each Credit Party of this Amendment are within such Credit Party's corporate or other organizational powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon any Credit Party or result in the creation or imposition of any Lien upon any of the assets of any Credit Party except for Permitted Liens and otherwise as permitted in the Credit Agreement.

        5.3    Enforceability.    This Amendment constitutes the valid and binding obligation of the Borrowers and each other Credit Party enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

        5.4    No Default.    As of the date hereof, both before and immediately after giving effect to this Amendment, no Default has occurred and is continuing.

        SECTION 6.    Miscellaneous.

        6.1    Reaffirmation of Loan Documents and Liens.    Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby in all respects ratified and confirmed by each Credit Party. Each Borrower and each Guarantor hereby agree that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.

        6.2    Parties in Interest.    All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

        6.3    Legal Expenses.    Each Credit Party hereby agrees to pay all reasonable fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

        6.4    Counterparts.    This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

        6.5    Complete Agreement.    THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        6.6    Headings.    The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

        6.7    Governing Law.    This Amendment shall be construed in accordance with and governed by the laws of the State of Texas.

        6.8    Loan Document.    This Amendment shall constitute a Loan Document for all purposes and in all respects.

[Remainder of page intentionally blank.
Signature pages follow.]

        IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers to be effective as of the date first above written.

BORROWERS:
ANTERO RESOURCES CORPORATION
ANTERO RESOURCES MIDSTREAM CORPORATION
ANTERO RESOURCES PICEANCE CORPORATION
ANTERO RESOURCES PIPELINE CORPORATION
ANTERO RESOURCES APPALACHIAN CORPORATION
By:	/s/ Alvyn A. Schopp
	Name:	Alvyn A. Schopp
	Title:	Treasurer and Vice President, Administration and Accounting
RESTRICTED SUBSIDIARIES:
ANTERO RESOURCES FINANCE CORPORATION
By:	/s/ Alvyn A. Schopp
	Name:	Alvyn A. Schopp
	Title:	Treasurer and Vice President, Administration and Accounting

SIGNATURE PAGE

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Issuing Bank and a Lender
By:	/s/ Ryan Fuessel
	Name:	Ryan Fuessel
	Title:	Senior Vice President

SIGNATURE PAGE

BANK OF SCOTLAND plc, as Co-Syndication Agent and a Lender
By:	/s/ Julia R. Franklin
	Name:	Julia R. Franklin
	Title:	Assistant Vice President

SIGNATURE PAGE

BNP PARIBAS, as Co-Syndication Agent and a Lender
By:	/s/ Andrew Ostrov
	Name:	Andrew Ostrov
	Title:	Director
By:	/s/ Matthew A. Turner
	Name:	Matthew A. Turner
	Title:	Vice President

SIGNATURE PAGE

UNION BANK, N.A. (f/k/a UNION BANK OF CALIFORNIA, N.A.), as Documentation Agent and a Lender
By:	/s/ Brian Caddell
	Name:	Brian Caddell
	Title:	Assistant Vice President

SIGNATURE PAGE

WELLS FARGO BANK, N.A., as a Lender
By:	/s/ Oleg Kogan
	Name:	Oleg Kogan
	Title:	Vice President

SIGNATURE PAGE

BARCLAYS BANK PLC, as a Lender
By:	/s/ Sam Yoo
	Name:	Sam Yoo
	Title:	Assistant Vice President

SIGNATURE PAGE

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Daria Mahoney
	Name:	Daria Mahoney
	Title:	Vice President

SIGNATURE PAGE

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (f/k/a CALYON NEW YORK BRANCH), as a Lender
By:	/s/ Sharada Manne
	Name:	Sharada Manne
	Title:	Director
By:	/s/ Dixon Schultz
	Name:	Dixon Schultz
	Title:	Director

SIGNATURE PAGE

COMERICA BANK, as a Lender
By:	/s/ Paul J. Edmonds
	Name:	Paul J. Edmonds
	Title:	Vice President

SIGNATURE PAGE

KEYBANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Todd Coker
	Name:	Todd Coker
	Title:	Vice President

SIGNATURE PAGE

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender
By:	/s/ Nupur Kumar
	Name:	Nupur Kumar
	Title:	Vice President
By:	/s/ Lynne-Marie Paquette
	Name:	Lynne-Marie Paquette
	Title:	Associate

SIGNATURE PAGE

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender
By:	/s/ Carin Keegan
	Name:	Carin Keegan
	Title:	Director
By:	/s/ Enrique Landaeta
	Name:	Enrique Landaeta
	Title:	Vice President

SIGNATURE PAGE

GUARANTY BANK AND TRUST COMPANY, as a Lender
By:	/s/ Gail J. Nofsinger
	Name:	Gail J. Nofsinger
	Title:	Senior Vice President

SIGNATURE PAGE

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  Exhibit 10.10
SIXTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
WITNESSETH
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